SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2000

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513)792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing its plan to open a value-priced LasikPlus Center in Atlanta on June 23, 2000.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated June 13, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: June 21, 2000	By: /s/ Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Contacts:	Alan H. Buckey, CFO	The Dilenschneider Group
	LCA-Vision Inc.	Joel Pomerantz (Media)
	(513) 792-9292	Ken DiPaola (IR)
(212) 922-0900

LCA-VISION TO OPEN FIRST VALUE-PRICED LASIKPLUS CENTER

IN FAST-GROWING ATLANTA MARKET, JUNE 23

ADDITIONAL ATLANTA FACILITIES PLANNED

CINCINNATI, June 13, 2000 -- Continuing a nationwide roll-out of new value-priced LasikPlus centers, LCA-Vision Inc. (NASDAQ NM:LCAV) today announced it would open the company's first facility in the fast-growing Atlanta market on June 23. LCA-Vision, a leading national provider of laser vision correction services, expects to open three more LasikPlus locations in the booming Southeastern city and its suburbs to serve a metropolitan population now approaching four million.

Commenting on the opening of the company's 27th facility, LCA-Vision Chairman and CEO Stephen N. Joffe said: "Metropolitan Atlanta, a location we have been looking at for some time, is a natural site for laser vision correction services. It is currently underserved; the economy is booming; and the population is large, growing, relatively young, and sophisticated.

"A major marketing effort was launched earlier this week, focusing on the LasikPlus value-priced message. Initial consumer response to the ads, and inquiries, have been most encouraging."

Joffe added that the planned opening of additional centers in the Atlanta metropolitan/

suburban area, serving its large population, will enable the company to cost-effectively leverage essential marketing expenses, utilizing a single broadcast/print advertising campaign for all of the locations.

-more-

According to Dr. Mark Ashraf, who has been named Medical Director of the Atlanta centers supervising all professional personnel, "the quality of service provided by our first Atlanta facility will be state-of-the-art in terms of FDA-approved equipment and physician experience."

The LCA-Vision Chairman and CEO also took the opportunity of the Atlanta announcement to amplify on last week's disclosure that the LCA-Vision board has authorized the repurchase of up to five million of the company's shares.

"By any measure," he said, "our current price levels simply do not reflect the company's progress, its continued growth, and exciting future in what is still a hugely untapped national market. I reiterate that this buy-back will provide very substantial value for our shareholders over the long-term."

LCA-Vision currently owns and operates 24 laser vision correction centers in the U.S., two in Canada, and one in Europe.

LCA-Vision also manages The National LASIK Network provider group for individuals covered by Cole Managed Vision, a leading provider of vision care benefits. Cole Managed Vision, a unit of Cole National Corporation (NYSE:CNJ), develops, markets, and administers group vision benefit programs for employers, health plans, trust funds, and associations nationwide covering more than 50 million lives. Cole National, including its Pearle franchisees, has more than 2,000 optical locations in the United States, Canada, Puerto Rico, and the Virgin Islands.

For additional information, please visit our websites at www.lca-vision.com and www.lasikplus.com.

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This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.